Exhibit 21
SUBSIDIARIES OF OLIN CORPORATION1
(As of December 31, 2025)

Company	Jurisdiction
Blue Cube Holding LLC	DE
Blue Cube Intermediate Holding 2 LLC	DE
Blue Cube International Holdings LLC	DE
Blue Cube IP LLC	DE
Blue Cube Operations LLC	DE
Blue Cube Spinco LLC	DE
Blue Water Alliance JV, LLC	DE
Henderson Groundwater LLC	NV
HPCM LLC	DE
Hunt Trading Co.	MO
Imperial West Chemical Co.	NV
K. A. Steel Chemicals, LLC	DE
K. A. Steel International Inc.	DE
KAS Muscatine LLC	IA
KNA California, Inc.(see footnote 2)	DE
KWT, Inc.	DE
Monarch Brass & Copper Corp.	NY
Monarch Brass & Copper of New England Corp.	RI
New Haven Copper Company	CT
Niloco BCN Holdings, LLC	DE
Niloco Global Holdings LLC	DE
Niloco Hydrogen Holdings LLC	DE
Olin Benefits Management, Inc.	CA
Olin Business Holdings	DE
Olin Chlor Alkali Logistics Inc.	DE
Olin Chlorine 7, LLC	DE
Olin Engineered Systems, Inc.	DE
Olin Far East, Limited	DE
Olin Finance Company, LLC	DE
Olin Financial Services Inc.	DE
Olin Funding Company LLC	DE
Olin North American Holdings, LLC	DE
Olin Russellville Cell Technologies LLC	DE
Olin Winchester, LLC	DE
Pioneer Americas LLC	DE
Pioneer Companies, LLC	DE
Pioneer (East), Inc.	DE
Pioneer Licensing, Inc.	DE
Pioneer Transportation LLC	DE
Pioneer Water Technologies, Inc.	DE
Ravenna Arsenal, Inc.	OH
TriOlin, LLC	DE
Waterbury Rolling Mills, Inc.	CT
Winchester Ammunition, Inc.	DE
Winchester Defense, LLC	DE
INTERNATIONAL
BC Switzerland GmbH	Switzerland
Blue Cube Netherlands Holding C.V.	Netherlands

Blue Cube Brasil Comércio de Produtos Químicos Ltda. (See footnote 3 for Subordinates)	Brazil
Blue Cube Chemicals Hong Kong Limited	Hong Kong
Blue Cube Chemicals India Private Limited	India
Blue Cube Chemicals Italy S.r.l.	Italy
Blue Cube Chemical Korea Ltd.	Korea
Blue Cube Chemicals Singapore Pte. Ltd.	Singapore
Blue Cube Chemicals Singapore Pte. Ltd. Taiwan Branch	Taiwan
Blue Cube Chemicals (UK) Limited	United Kingdom
Blue Cube Chemicals (Zhangjiagang) Co., Ltd.	China
Blue Cube Chemicals (Zhangjiagang) Co., Ltd. Shanghai Branch	China
Blue Cube Denmark ApS	Denmark
Blue Cube Germany Assets GmbH & Co. KG	Germany
Blue Cube Germany Assets Management GmbH	Germany
Blue Cube Japan LLC	Japan
Blue Cube Mexico, S. de R.L. de C.V.	Mexico
Blue Cube Netherlands B.V.	Netherlands
Blue Cube Rasha OOO	Russia
Blue Cube (Thailand) Company Limited	Thailand
Blue Cube Turkey Kimyasal Ǜrűnler Limited Șirketi	Turkey
Blue Water Alliance Europe B.V.	Netherlands
Blue Water Alliance JV LLP	United Kingdom
BWA Japan Godo Kaisha	Japan
CANSO Chemicals Limited	Nova Scotia, Canada
Nedastra Holding B.V.	Netherlands
Niloco Cyprus Limited	Cyprus
Olin Canada ULC	Nova Scotia, Canada
Olin Cyprus Holdings Ltd.	Cyprus
Olin Germany AP LTP GmbH	Germany
Olin Germany Upstream GmbH & Co KG	Germany
Olin International Holdings Limited	United Kingdom
Olin Malta Holdings Limited	Malta
Winchester Australia Limited	Australia

Footnotes:

1 Omitted from the following list are the names of certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary

2 In California only this entity conducts business under the name of Kemwater KNA California, Inc.

3 Subordinates of Blue Cube Brasil Comércio de Produtos Químicos Ltda.:

•Sāo Paulo Branch of Blue Cube Brasil Comércio de Produtos Químicos Ltda.
•Bahia Branch of Blue Cube Brasil Comércio de Produtos Químicos Ltda. (Caustic Soda)
•Paraná Branch of Blue Cube Brasil Comércio de Produtos Químicos Ltda. (Caustic Soda)